Exhibit 4.4

PIXELWORKS, INC.

$125,000,000 1.750% Convertible Subordinated Debentures Due 2024

Purchase Agreement

May 12, 2004

Citigroup Global Markets Inc.

As Representative of the Initial Purchasers

388 Greenwich Street

New York, New York  10013

Ladies and Gentlemen:

Pixelworks, Inc., a corporation organized under the laws of the State of Oregon (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representative”) are acting as representative, $125,000,000 principal amount of its 1.750% Convertible Subordinated Debentures Due 2024 (the “Firm Securities”).  The Company also proposes to grant to the Initial Purchasers an option to purchase up to $25,000,000 additional principal amount of such Convertible Subordinated Debentures if the Initial Purchasers exercise their option to buy such additional Convertible Subordinated Debentures (the “Option Securities” and, together with the Firm Securities, the “Securities”). The Securities are convertible into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company at the conversion price set forth herein.  The Securities are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date, between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”).  The Securities will have the benefit of a registration rights agreement (the “Registration Rights Agreement”), to be dated as of the Closing Date, between the Company and the Initial Purchasers, pursuant to which the Company will agree to register the resale of the Securities under the Act subject to the terms and conditions therein specified.  To the extent there are no additional parties listed on Schedule I other than you, the term Representative as used herein shall mean you as the Initial Purchasers, and the term Initial Purchasers shall mean either the singular or plural as the context requires.  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.  Certain terms used herein are defined in Section 18 hereof.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities or the Common Stock issuable upon conversion thereof under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated May 11, 2004 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated May 12, 2004 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”).  Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Securities and the Common Stock issuable upon conversion thereof.  The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.  Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

1.  Representations and Warranties.  The Company represents and warrants to each Initial Purchaser as set forth below in this Section 1.

(a)                                  The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  At the Execution Time, on the Closing Date and on any settlement date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any settlement date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein.

(b)                                 None of the Company, its Affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities or the Common Stock issuable upon conversion thereof under the Act.

(c)                                  None of the Company, its Affiliates, or any person acting on its or their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities or the Common Stock issuable upon conversion thereof; and each of the Company, its Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(d)                                 The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(e)                                  Assuming (i) the accuracy of the representations and warranties of the Initial Purchasers made herein and (ii) the due performance by the Initial Purchasers of the covenants and agreements made by them herein, no registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum.

(f)                                    The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an “investment company” as defined in the Investment Company Act.

(g)                                 The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(h)                                 The Company has not paid or agreed to pay to any person any compensation for soliciting another in connection with the offering of the Securities (except as contemplated in this Agreement).

(i)                                     The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)                                     Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or limited liability company, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction in which the nature of its business or ownership or leasing of property requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on (i) the ability of the Company to perform its obligations under this Agreement, the Indenture or the Registration Rights Agreement or (ii) the properties, business operations, earnings, financial condition or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(k)                                  All the outstanding shares of capital stock or limited liability company interests, as the case may be, of each subsidiary have been duly authorized and validly issued and are fully paid (in the case of shares of capital stock) and nonassessable (in the case of shares of capital stock), and, except as otherwise set forth in the Final Memorandum, are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

(l)                                     The Company’s authorized equity capitalization is as set forth in the Final Memorandum; the capital stock of the Company conforms to the description thereof contained in the Final Memorandum; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the shares of Common Stock initially issuable upon conversion of the Securities have been duly and validly authorized and, when issued upon conversion of the Securities against payment of the conversion price and in accordance with the terms of the Securities, will be validly issued, fully paid and nonassessable; the Board of Directors of the Company has duly and validly adopted resolutions reserving such shares of Common Stock for issuance upon conversion of the Securities; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or the shares of Common Stock issuable upon conversion thereof; and, except as set forth in the Final Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(m)                               The statements in the Final Memorandum under the headings “Certain U.S. Federal Income Tax Considerations”, “Description of Debentures”, “Description of Capital Stock”, “Plan of Distribution” and “Notice to Investors” fairly summarize the matters therein described.

(n)                                 This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute a legal, valid, binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity) and will be convertible into Common Stock in accordance with their terms; and the Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute the legal, valid, binding and enforceable instrument of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity), provided that no representation is made with respect to Section 8 thereof.

(o)                                 No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture or in the Registration Rights Agreement, except such as may be required under the blue sky laws of any domestic or foreign jurisdiction in which the Securities are offered and sold and, in the case of the Registration Rights Agreement, such as may be required under the Act and the Trust Indenture Act.

(p)                                 None of the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issuance and sale of the Securities or the issuance of the Common Stock upon conversion thereof, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, other than, with respect to clause (ii) and (iii), any such conflict, breach, violation, or imposition that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q)                                 The consolidated historical financial statements, together with the related notes and schedules, of the Company and its consolidated subsidiaries included or incorporated by reference in the Final Memorandum present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected consolidated financial data set forth under the caption “Selected Consolidated Financial Data” in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein.

(r)                                    No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened, in any case that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(s)                                  Each of the Company and its subsidiaries owns or leases all such properties that are material to the business of the Company and its subsidiaries taken as a whole, free and clear of all liens, encumbrances, claims and defects that are not set forth or contemplated in the Final Memorandum but that would reasonably be expected to have a Material Adverse Effect.

(t)                                    Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, other than, with respect to clauses (ii) and (iii), any such violation or default (1) that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (2) that is set forth or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(u)                                 KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Final Memorandum, are independent public accountants with respect to the Company within the meaning of the Act.

(v)                                 There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities or upon the issuance of Common Stock upon the conversion thereof.

(w)                               The Company has filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or has requested extensions thereof (except (i) in any case in which the failure so to file would not have a Material Adverse Effect and (ii) as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(x)                                   No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent that in any case would reasonably be expected to have a Material Adverse Effect except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto), and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(y)                                 The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. Except as would not have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto): (1) all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (2) the Company and its subsidiaries are in compliance with the terms of such policies and instruments; and (3) there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for. To the knowledge of the Company, the Company and its subsidiaries will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(z)                                   No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(aa)                            The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses except any such certificate, authorization or permit the failure of which to so possess, singly or in the aggregate, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, in each case, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(bb)                          The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)                            The Company and its subsidiaries are (i) in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).  Except as set forth in the Final Memorandum, to the knowledge of the Company, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(dd)                          The Company and each of its subsidiaries believe that the costs and liabilities of Environmental Laws on the business, operations and properties of the Company (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any supplement thereto).

(ee)                            The Company and each of its subsidiaries has fulfilled its obligations in all material respects, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and each of its subsidiaries has not incurred any unpaid material liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(ff)                                The Company and each of its subsidiaries own, possess, license or have other rights to use, except as set forth in the Final Memorandum, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) material to the conduct of the Company’s business as now conducted.  Except as set forth in the Final Memorandum, (a) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (b) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, except to the extent that, if the subject of an unfavorable decision, finding or ruling, individually or in the aggregate, it would not be reasonably likely to have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, except to the extent that if the subject of an unfavorable decision, finding or ruling, individually or in the aggregate, it would not be reasonably likely to have a Material Adverse Effect; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; (e) to the Company’s knowledge, there is no prior art that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company that is material to the conduct of the business of the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(gg)                          The subsidiaries of the Company would not, individually or in the aggregate, be a “significant subsidiary” of the Company (as defined in Rule l-02 of Regulation S-X under the Act).

(hh)                          The Company has not taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”). The Company has been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Handbook.

(ii)                                  None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such Persons of Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

(jj)                                  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk)                            None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll)                                  Prior to the date hereof, the Company has furnished to the Representative letters, each substantially in the form of Exhibit A hereto, duly executed by each officer and director of the Company and addressed to the Representative.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Initial Purchasers pursuant to Section 6 in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

2.  Purchase and Sale.  (a)  Subject to the terms and conditions and in reliance upon the representations and warranties and covenants herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97% of the principal amount thereof, plus accrued interest, if any, from May 18, 2004 to the Closing Date, the principal amount of Firm Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

(b)                                 Subject to the terms and conditions and in reliance upon the representations and warranties and covenants herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, the Option

Securities at the same purchase price as the Initial Purchasers shall pay for the Firm Securities, plus accrued interest, if any, from May 18, 2004 to the settlement date for the Option Securities.  The option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Final Memorandum upon written notice by the Representative to the Company setting forth the principal amount of Option Securities as to which the several Initial Purchasers are exercising the option and the settlement date.  Delivery of the Option Securities, and payment therefor, shall be made as provided in Section 3 hereof.  The principal amount of Option Securities to be purchased by each Initial Purchaser shall be the same percentage of the total principal amount of Option Securities to be purchased by the several Initial Purchasers as such Initial Purchaser is purchasing of the Firm Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Securities.  No Option Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered, to the Initial Purchasers.

3.                                       Delivery and Payment.  (a)  Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at  7:00A.M., California time, on May 18, 2004 or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities to the Representative for the respective accounts of the Initial Purchasers shall be made in the form of one or more permanent global securities deposited with the Trustee as custodian for the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC, against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company.

(b)                                 If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative in the same manner described above on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Initial Purchasers, against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company.  If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative in the same manner described above on the settlement date for the Option Securities, and the obligation of the Initial Purchasers to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.  Offering by Initial Purchasers.  (a)  Each Initial Purchaser acknowledges that the Securities and the Common Stock issuable upon conversion thereof have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a  transaction not subject to, the registration requirements of the Act.

(b)  Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(i)                                     it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until one year after the later of the commencement of the offering and the date of closing of the offering except:

(A)                              to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act), or

(B)                                in accordance with Rule 903 of Regulation S;

(ii)                                  neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii)                               in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A;

(iv)                              any information provided by the Initial Purchasers to publishers of publicly available databases about the terms of the Securities shall include a statement that the Securities have not been registered under the Act and are subject to restrictions under Rule 144A under the Act and Regulation S;

(v)                                 it will not engage in hedging transactions with regard to the Securities prior to the expiration of the distribution compliance period as (defined in Regulation S), unless in compliance with the Act;

(vi)                              neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(vii)                           it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company;

(viii)                        it and they have complied and will comply with the offering restrictions requirement of Regulation S;

(ix)                                at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until one year after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act.  Additional restrictions on the offer and sale of the Securities and the Common Stock issuable upon conversion thereof are described in the offering memorandum for the Securities.  Terms used in this paragraph have the meanings given to them by Regulation S.”

(x)                                   it acknowledges that additional restrictions on the offer and sale of the Securities and the Common Stock issuable upon conversion thereof are described in the Final Memorandum;

(xi)                                it has not offered or sold and, prior to the date six months after the date of issuance of the Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

(xii)                             it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

(xiii)                          it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Securities, in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

(xiv)                         it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

5.  Agreements.  The Company agrees with each Initial Purchaser that:

(a)                                  The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b)                                 Before amending or supplementing the Final Memorandum, including by filing any document under the Exchange Act that is incorporated by reference in the Final Memorandum, the Company will furnish to the Representative a copy of each such proposed amendment, supplement, or document to be incorporated and will not use any such proposed amendment, supplement or incorporated document to which the Representative reasonably object.  The Company will promptly advise the Representative when any document filed under the Exchange Act that is incorporated by reference in the Final Memorandum shall have been filed with the Commission.

(c)                                  If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representative), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include in the judgment of the Company any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representative of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(d)                                 The Company will use commercially reasonable efforts to arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.  The Company will promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)                                  During the period of two years after the Closing Date or the settlement date for the Option Securities, if later, the Company will not, and will not permit any of its Affiliates to, resell any Securities or Shares of Common Stock issued upon conversion thereof which constitute “restricted securities” under Rule 144 that have been acquired by any of them.

(f)                                    None of the Company, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or Common Stock issuable upon conversion thereof under the Act.

(g)                                 None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(h)                                 So long as any of the Securities or the Common Stock issuable upon the conversion thereof are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act.  This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(i)                                     None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S.  Terms used in this paragraph have the meanings given to them by Regulation S.

(j)                                     Any information provided by the Company to publishers of publicly available databases about the terms of the Securities shall include a statement that the Securities have not been registered under the Act and are subject to restrictions under Rule 144A under the Act and Regulation S.

(k)                                  The Company will cooperate with the Representative and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(l)                                     The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of Shares of Common Stock issuable upon conversion of the Securities.

(m)                               The Company will not for a period of 75 days following the Execution Time, without the prior written consent of Citigroup Global Markets, Inc., offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company, any shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock (other than the Securities); provided, however, that the Company may (i) issue and sell Common Stock or securities convertible into or exchangeable for Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company described in the Final Memorandum and in effect at the Execution Time or pursuant to the Company’s 1997 Stock Incentive Plan as proposed to be amended in the Company’s Proxy Statement on Schedule 14A, filed on April 26, 2004, and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and described in the Final Memorandum or (ii) file the shelf registration statement covering resales of the Securities or the shares of Common Stock issuable upon conversion thereof.

(n)                                 The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(o)                                 Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.

(p)                                 The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the Registration Rights Agreement, the issuance of the Securities, the fees of the Trustee and the issuance of the Common Stock upon conversion of the Securities; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) admitting the Securities for trading in the PORTAL Market; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder. Except as provided in Section 7, the Initial Purchasers will pay their own costs and expenses, including the fees of its counsel and transfer taxes on the resale of any Securities.

(q)                                 The Company will not take any action or omit to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchases of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA.

6.  Conditions to the Obligations of the Initial Purchasers.  The obligations of the Initial Purchasers to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties of the Company contained herein at the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                                  The Company shall have requested and caused Ater Wynne LLP, counsel for the Company, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, to the effect that:

(i)                                     the Company has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(ii)                                  the Company’s authorized equity capitalization is as set forth in the Final Memorandum and the capital stock of the Company conforms to the description thereof contained in the Final Memorandum; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the shares of Common Stock initially issuable upon conversion of the Securities have been duly authorized and, when issued upon conversion of the Securities against payment of the conversion price, will be validly issued, fully paid and nonassessable; the Board of Directors of the Company has duly and validly adopted resolutions reserving such shares of Common Stock for issuance upon conversion of the Securities; the holders of the outstanding shares of capital stock of the Company are not entitled to any preemptive or other rights to subscribe for the Securities or the shares of Common Stock issuable upon conversion thereof; and, except as set forth in the Final Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(iii)                               the Indenture has been duly authorized, executed and delivered; the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers under this Agreement, will be validly executed and delivered; the Registration Rights Agreement has been duly authorized, executed and delivered; and the statements set forth under the heading “Description of Capital Stock” in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Common Stock, provide a fair summary of such provisions;

(iv)                              to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that is not adequately disclosed in the Final Memorandum, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, have a Material Adverse Effect;

(v)                                 such counsel has no reason to believe that at the Execution Time or on the Closing Date the Final Memorandum contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein and other than the cover page and sections of the Final Memorandum entitled “Notice to Investors”, “Summary – The Offering”, “Risk Factors – Risks Related to the Debentures”, “Description of Debentures”, “Material United States Federal Incomes Tax Considerations”, “Plan of Distribution” and “Transfer Restrictions”, as to which such counsel need express no opinion);

(vi)                              this Agreement has been duly authorized, executed and delivered by the Company;

(vii)                           neither the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issuance and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, including the issuance of the Common Stock upon the conversion of the Securities, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company or of any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) any agreement which the Company has filed with the Commission as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2003; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its subsidiaries or any of their respective properties; and

(viii)                        the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an “investment company” as defined in the Investment Company Act.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than Oregon or the federal laws of the United States the State of Oregon, to the extent they deem proper and specified in such opinion, upon the opinion of O’Melveny and Myers LLP; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.  References to the Final Memorandum in this Section 6(a) include any amendment or supplement thereto at the Closing Date.

(b)                                 The Company shall have requested and caused O’Melveny & Myers LLP, counsel for the Company, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, to the effect that:

(i)                                     the Securities conform to the description thereof contained in the Final Memorandum in all material respects;

(ii)                                  assuming the due authorization, execution and delivery under Oregon law, the Indenture constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); assuming the due authorization under Oregon law, the Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers under this Agreement, will constitute legal, valid, binding and enforceable obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity) and will be convertible into Common Stock in accordance with their terms; assuming the due authorization, execution and delivery under Oregon law, the Registration Rights Agreement constitutes the legal, valid, binding and enforceable instrument of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity), except as rights to indemnification and contribution under the Registration Rights Agreement may be limited by applicable law;

(iii)                               the statements in the Final Memorandum on the cover page and under the headings “Notice to Investors”, “Summary – The Offering”, “Risk Factors – Risks Related to the Debentures”, “Description of Debentures”, “Material United States Federal Income Tax Considerations”, “Plan of Distribution” and “Transfer Restrictions” insofar as they purport to summarize the provisions of laws and documents referred to therein are accurate in all material respects;

(iv)                              no consent, approval, authorization, filing with or order of any New York court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture or in the Registration Rights Agreement, except such as may be required under the blue sky or securities laws of any jurisdiction in which the Securities are offered or sold (as to which such counsel need express no opinion beyond that set forth in paragraph (v)

below) and such other approvals (specified in such opinion) as have been obtained; and

(v)                                 assuming the accuracy of the representations and warranties and compliance with the agreements contained herein (without regard to the representation found in Section 1(f)), no registration under the Act of the Securities or the Common Stock issuable upon conversion thereof, and no qualification of an indenture under the Trust Indenture Act, are required for the sale and delivery of the Securities by the Company to the Initial Purchasers or the offer and sale by the Initial Purchasers of the Securities in the manner contemplated herein and in the Final Memorandum.

In rendering such opinion, such counsel may rely  as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.  References to the Final Memorandum in this Section 6(b) include any amendment or supplement thereto at the Closing Date.

(c)                                  The Representative shall have received from Davis Polk & Wardwell, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)                                 The Company shall have furnished to the Representative a certificate of the Company, signed by (x) the Chairman of the Board or the President and (y) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)                                  since the date of the most recent financial statements included or incorporated by reference in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(e)                                  At the Execution Time and at the Closing Date, KPMG LLP shall have furnished to the Initial Purchasers letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representative, independent accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Final Memorandum (including any amendment or supplement thereto at the date of the applicable letter); provided that the letter delivered at the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f)                                    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) (A) any change in capital stock (except for stock option exercises and exchangeable shares exchanged), increase in long-term debt or any decreases in consolidated net current assets (except for a decrease resulting from the use of cash and cash equivalents to purchase long-term marketable securities) or consolidated shareholders’ equity as compared with amounts shown on the March 31, 2004, unaudited condensed consolidated balance sheet incorporated by reference in the Final Memorandum or (B) any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenues, operating income or in the total or per-share amounts of net income, in each case, specified in the letter or letters referred to in paragraph (e) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(g)                                 The Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(h)                                 Prior to the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from each officer and director of the Company.

(i)                                     The Company shall have caused the shares of Common Stock initially issuable upon conversion of the Securities to be approved for listing, subject to issuance, on the Nasdaq National Market.

(j)                                     Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California  94025, on the Closing Date.

7.  Reimbursement of Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Citigroup on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.  Indemnification and Contribution.  (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein.  This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)                                 Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto.  This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have.  The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii), under the heading “Plan of Distribution”, (A) the 4th sentence of the 1st paragraph and the entirety of the 3rd paragraph and (B) the 10th paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions.  Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.  Default by an Initial Purchaser.  If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining

Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company.  In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10.  Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on the Nasdaq National Market; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

11.  Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.  Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention:  General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (503) 612-0848 and confirmed to it at Pixelworks, Inc., 8100 Nyberg Street Suite 300, Tualatin, Oregon 97062, attention of the Legal Department with a copy to Jeff Bouchard.

13.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

14.  Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.  The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

15.  Waiver of Tax Confidentiality.  Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

16.  Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.  Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

18.  Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Citigroup” shall mean Citigroup Global Markets Inc.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“PORTAL” shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

Pixelworks, Inc.

		By:	/s/Allen H. Alley
Name: Allen H. Alley
Title: President, CEO and Chairman

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:	/s/ Richard Gallivan
Name: Richard Gallivan
Title: Managing Director

For itself and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

SCHEDULE I

Initial Purchasers	Principal Amount of Firm Securities to be Purchased
Citigroup Global Markets Inc	$116,250,000

D.A. Davidson & Co.	$8,750,000

Total	$125,000,000

EXHIBIT A

May       , 2004

Citigroup Global Markets Inc.

As Representative of the Initial Purchasers

388 Greenwich Street

New York, New York  10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the execution of Purchase Agreement (the “Purchase Agreement”) dated as of the date hereof between Pixelworks, Inc., an Oregon corporation (the “Company”) and you as representative of a group of Initial Purchasers named therein, relating to an offering of Convertible Debentures Due 2024, which will be convertible into Shares of Common Stock, par value $0.001 per share (the “Securities”), of the Company.

In order to induce you and the other Initial Purchasers to enter into the Purchase Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective disposition due to cash settlement or otherwise) by the undersigned or any  affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned) directly or indirectly, including filing (or participation in the filing of) a registration statement with the U.S. Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 75 days after the date of the Purchase Agreement. A transfer of shares of capital stock of the Company or any securities convertible or exercisable or exchangeable for such capital stock to an immediate family member or trust for no consideration or by bona fide gift may be made, provided that the transferee or donee, as applicable, shall execute and deliver to Citigroup Global Markets, Inc. a duplicate form of this lock-up agreement.

If for any reason the Purchase Agreement shall be terminated prior to the Closing Date (as defined in the Purchase Agreement), the agreement set forth above shall likewise be terminated.

Very truly yours,

By:
Name:
Title:

A-1